Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)
McJunkin Red Man Corporation
See Table of Additional Registrant Guarantors
(Issuer with respect to the Securities)

Delaware	55-0229830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Houston Center
909 Fannin, Suite 3100
Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)
9.50% Senior Secured Notes Due 2016
Guarantees of 9.50% Senior Secured Notes Due 2016
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

		Primary Standard
	State or Other Jurisdiction of	Industrial	I.R.S. Employer
Exact Name of Registrant Guarantor as	Incorporation or	Classification Code	Identification
Specified in its Charter (1)	Organization	Number	Number

GREENBRIER PETROLEUM CORPORATION	West Virginia	1311	55-0566559

MCJUNKIN NIGERIA LIMITED	Delaware	1311	55-0758030

MCJUNKIN-PUERTO RICO CORPORATION	Delaware	1311	27-0094172

MCJUNKIN RED MAN DEVELOPMENT CORPORATION	Delaware	1311	55-0825430

MCJUNKIN RED MAN HOLDING CORPORATION	Delaware	1311	20-5956993

MCJUNKIN-WEST AFRICA CORPORATION	Delaware	1311	20-4303835

MIDWAY-TRISTATE CORPORATION	New York	1311	13-3503059

MILTON OIL & GAS COMPANY	West Virginia	1311	55-0547779

MRC MANAGEMENT COMPANY	Delaware	1311	26-1570465

RUFFNER REALTY COMPANY	West Virginia	1311	55-0547777

THE SOUTH TEXAS SUPPLY COMPANY, INC.	Texas	1311	74-2804317

(1)	The address for each of the additional registrant guarantors is c/o McJunkin Red Man Corporation, 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 21st of March, 2011.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

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